Exhibit 99.1
Universal Insurance Holdings Reports Third Quarter 2021 Results

•3Q21 direct premiums earned up 15.0% driven by primary rate increases earning-in
•3Q21 diluted GAAP earnings per share (“EPS”) of $0.64, non-GAAP adjusted EPS1 of $0.63
•3Q21 combined ratio of 98.6%
•3Q21 annualized return on average equity of 16.4%
•Florida primary average rate increase of 14.9% for UPCIC approved during 3Q21

1 Excludes net realized and unrealized gains and losses on investments as well as any extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 27, 2021 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2021 third quarter diluted EPS of $0.64 on a GAAP basis and $0.63 on a non-GAAP1 adjusted basis. Quarterly direct premiums earned were up 15.0% from the year-ago quarter to $410.6 million, with an annualized return on average equity of 16.4%.

“Our third quarter results demonstrate continued execution of our multi-year strategic priorities, including disciplined growth and operational improvements,” said Stephen J. Donaghy, Chief Executive Officer. “Our direct premiums earned growth of 15.0% in the third quarter was primarily driven by primary rate increases in Florida earning through the book. We have now filed for more than 34% in primary rate increases in Florida over the past 18 months, while simultaneously continuing to shape our underwriting risks with total policies-in-force relatively flat year-over-year. Our business expenses were lower from continued expense management controls, including lower agency commissions and employee productivity gains, in addition to lower executive compensation accruals. These results were highlighted by a 16.4% annualized return on average equity in the quarter.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
(GAAP comparison)
Total revenue	$287,254	$311,665	(7.8)%	$829,192	$799,644	3.7%
Income (loss) before income taxes	26,464	(3,792)	NM	92,874	51,230	81.3%
Income (loss) before income taxes margin	9.2%	(1.2)%	NM	11.2%	6.4%	4.8	pts
Diluted EPS	$0.64	$(0.10)	NM	$2.19	$1.14	92.1%

Annualized return on average equity (ROE)	16.4%	(2.5)%	NM	19.3%	10.0%	9.3	pts
Book value per share, end of period	$15.86	$15.15	4.7%	$15.86	$15.15	4.7%

(Non-GAAP comparison) [2]
Adjusted operating income	25,943	(59,594)	NM	90,638	(817)	NM
Adjusted EPS	$0.63	$(1.43)	NM	$2.13	$(0.08)	NM

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and any extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

NM = Not Meaningful

Total revenue declined 7.8% for the quarter, driven primarily by the realized gain on investments of $53.8 million in the third quarter of the prior year, versus a $4.3 million realized gain in the current quarter. Total revenue for the quarter benefited from continued primary rate increases earning through the book as policies renew. GAAP diluted EPS and non-GAAP adjusted EPS results for the quarter were driven primarily by a lower impact from weather events and lower prior years’ development when compared to the prior year’s quarter, partially offset by the impact of current year strengthening. The Company produced an annualized return on average equity of 16.4%.

Underwriting

($thousands, except policies in force)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
Policies in force (as of end of period)	967,821	965,462	0.2%		967,821	965,462	0.2%
Premiums in force (as of end of period)	$1,649,546	$1,459,971	13.0%		$1,649,546	$1,459,971	13.0%

Direct premiums written	$432,984	$409,418	5.8%		$1,271,925	$1,148,656	10.7%
Direct premiums earned	410,621	357,208	15.0%		1,178,801	1,020,798	15.5%
Net premiums earned	264,654	234,191	13.0%		764,131	681,390	12.1%

Expense ratio [3]	27.7%	32.9%	(5.2)	pts	31.1%	32.8%	(1.7)	pts
Loss & LAE ratio	70.9%	101.8%	(30.9)	pts	65.3%	77.0%	(11.7)	pts
Combined ratio	98.6%	134.7%	(36.1)	pts	96.4%	109.8%	(13.4)	pts

[3] Expense ratio excludes interest expense.

Direct premiums earned were up 15.0% for the quarter, led by primary rate increases in Florida and other states, while policies-in-force remained relatively flat.

On the expense side, the combined ratio improved 36.1 points for the quarter. The improvement was driven primarily by decreased weather events and lower prior years’ reserve development, in addition to business expense management, partially offset by current year strengthening and higher reinsurance costs impact on the ratio.

•The expense ratio improved 3.7 points on a direct premiums earned basis due to continued focus on operating efficiencies. On a net basis, the expense ratio improved 5.2 points for the quarter.

•The net loss and LAE ratio improved 30.9 points for the quarter. Quarterly drivers include:

◦A 29.0 point net improvement related to weather events being within the plan.

◦Adverse prior year’s reserve development of $11.5 million ($30.1 million in 3Q20) resulted in an 8.5 point net improvement for the quarter. Net adverse development in the current quarter was driven primarily by continued adjusting and settlement of Hurricane Irma and non-CAT claims on accident years prior to 2020.

◦Core losses of $176.1 million for the quarter ($140.4 million in 3Q20) resulted in a 3.6 point increase on a direct premium earned basis, driven by current year strengthening. On a net basis, core losses increased 6.6 points for the quarter.

Services

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Commission revenue	$11,418	$8,997	26.9%	$30,404	$23,770	27.9%
Policy fees	5,859	6,167	(5.0)%	17,821	18,253	(2.4)%
Other revenue	1,966	1,935	1.6%	5,862	6,529	(10.2)%
Total	$19,243	$17,099	12.5%	$54,087	$48,552	11.4%

Total services revenue increased 12.5% for the quarter. The increase was primarily driven by commission revenue earned on ceded premiums, partially offset by lower policy fees.

Investments

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Net investment income	$2,797	$4,557	(38.6)%	$8,641	$17,570	(50.8)%
Realized gains (losses)	4,319	53,827	(92.0)%	5,357	54,294	(90.1)%
Unrealized gains (losses)	(3,759)	1,991	NM	(3,024)	(2,162)	39.9%
NM = Not Meaningful

Net investment income decreased 38.6% for the quarter as well as a significant decline in realized gains when compared to the prior year’s quarter. Both decreases are the result of the sale, and subsequent reinvestment at lower yields, of a majority of securities in the portfolio that were in an unrealized gain position in the third and fourth quarters of 2020 to recognize the fair value benefits in surplus.

Capital Deployment

During the third quarter, the Company repurchased approximately 101 thousand shares at an aggregate cost of $1.4 million. The Company’s current share repurchase authorization program has $17.8 million remaining as of September 30, 2021 and runs through November 3, 2022.

On July 19, 2021, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, which was paid on August 9, 2021, to shareholders of record as of the close of business on August 2, 2021.

Guidance

The Company is maintaining its guidance for 2021 (assuming no further extraordinary weather events and no realized or unrealized gains in 2021):

•GAAP and Non-GAAP Adjusted EPS in a range of $2.75 - $3.00
•Annualized return on average equity in a range of 17.0% - 19.0%

Conference Call and Webcast

•Thursday, October 28, 2021 at 9:00 a.m. ET
•U.S. Dial-in Number: (855) 752-6647
•International: (503) 343-6667
•Participant code: 3793583
•Listen to live webcast: UniversalInsuranceHoldings.com
•Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 3793583 through November 12, 2021

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures and Key Performance Indicators

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as any extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and any extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2020 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2021	2020
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,029,157	$819,861
Equity securities, at fair value	77,099	84,887
Assets held for sale	253	—
Investment real estate, net	5,934	15,176
Total invested assets	1,112,443	919,924
Cash and cash equivalents	224,822	167,156
Restricted cash and cash equivalents	15,836	12,715
Prepaid reinsurance premiums	386,466	215,723
Reinsurance recoverable	134,935	160,417
Premiums receivable, net	71,132	66,883
Property and equipment, net	53,222	53,572
Deferred policy acquisition costs	113,979	110,614
Goodwill	2,319	2,319
Other assets	28,074	49,418
TOTAL ASSETS	$2,143,228	$1,758,741

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$212,488	$322,465
Unearned premiums	876,259	783,135
Advance premium	71,069	49,562
Reinsurance payable, net	399,905	10,312
Debt	7,353	8,456
Other liabilities	81,879	135,549
Total liabilities	1,648,953	1,309,479
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	470	468
Treasury shares, at cost - 15,797 and 15,680	(227,115)	(225,506)
Additional paid-in capital	107,382	103,445
Accumulated other comprehensive income (loss), net of taxes	(7,398)	3,343
Retained earnings	620,936	567,512
Total stockholders' equity	494,275	449,262
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,143,228	$1,758,741

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,964 and 46,817 shares; Outstanding 31,167 and 31,137 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES
Net premiums earned	$264,654	$234,191	$764,131	$681,390
Net investment income	2,797	4,557	8,641	17,570
Net realized gains/(losses) on investments	4,319	53,827	5,357	54,294
Net change in unrealized gains/(losses) of equity securities	(3,759)	1,991	(3,024)	(2,162)
Commission revenue	11,418	8,997	30,404	23,770
Policy fees	5,859	6,167	17,821	18,253
Other revenue	1,966	1,935	5,862	6,529
Total revenues	287,254	311,665	829,192	799,644

EXPENSES
Losses and loss adjustment expenses	187,581	238,477	498,765	524,870
Policy acquisition costs	57,062	51,594	170,287	146,982
Other operating expenses	16,108	25,370	67,169	76,477
Interest expense	39	16	97	85
Total expenses	260,790	315,457	736,318	748,414

Income (loss) before income tax expense	26,464	(3,792)	92,874	51,230
Income tax expense (benefit)	6,281	(623)	24,342	14,450
NET INCOME (LOSS)	$20,183	$(3,169)	$68,532	$36,780

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Weighted average common shares outstanding - basic	31,247	31,659	31,232	32,116
Weighted average common shares outstanding - diluted	31,337	31,659	31,302	32,202
Shares outstanding, end of period	31,167	31,334	31,167	31,334
Basic earnings (loss) per common share	$0.65	$(0.10)	$2.19	$1.14
Diluted earnings (loss) per common share	$0.64	$(0.10)	$2.19	$1.14
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$15.86	$15.15	$15.86	$15.15
Annualized return on average equity (ROE)	16.4%	(2.5)%	19.3%	10.0%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020		2021		2020
Premiums
Direct premiums written - Florida	$354,799	$334,916		$1,062,180		$948,196
Direct premiums written - Other States	78,185	74,502		209,745		200,460
Direct premiums written - Total	$432,984	$409,418		$1,271,925		$1,148,656
Direct premiums earned	$410,621	$357,208		$1,178,801		$1,020,798
Net premiums earned	$264,654	$234,191		$764,131		$681,390

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	70.9%	101.8%		65.3%		77.0%
Policy acquisition cost ratio	21.6%	22.1%		22.3%		21.6%
Other operating expense ratio[6]	6.1%	10.8%		8.8%		11.2%
General and administrative expense ratio[6]	27.7%	32.9%		31.1%		32.8%
Combined ratio	98.6%	134.7%		96.4%		109.8%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$11,489	$30,085		$17,983		$34,904
Points on the loss and loss adjustment expense ratio	4.4 pts	12.9	pts	2.4	pts	5.1	pts

[6] Expense ratio excludes interest expense.

	As of
	September 30,
	2021	2020
Policies in force
Florida	716,767	715,130
Other States	251,054	250,332
Total	967,821	965,462

Premiums in force
Florida	$1,371,760	$1,202,318
Other States	277,786	257,653
Total	$1,649,546	$1,459,971

Total Insured Value
Florida	$204,334,645	$185,382,817
Other States	114,992,734	105,432,408
Total	$319,327,379	$290,815,225

	Three Months Ended September 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$410,621		$145,967		$264,654

Loss and loss adjustment expenses:
Core losses	$176,161	42.9%	$69	—%	$176,092	66.5%
Weather events[7]	—	—%	—	—%	—	—%
Prior year’s reserve development	87,907	21.4%	76,418	52.4%	11,489	4.4%
Total losses and loss adjustment expenses	$264,068	64.3%	$76,487	52.4%	$187,581	70.9%

[7] Includes only current year weather events beyond those expected.

	Nine Months Ended September 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$1,178,801		$414,670		$764,131

Loss and loss adjustment expenses:
Core losses	$480,801	40.8%	$19	—%	$480,782	62.9%
Weather events[7]	—	—%	—	—%	—	—%
Prior year’s reserve development	296,867	25.2%	278,884	67.3%	17,983	2.4%
Total losses and loss adjustment expenses	$777,668	66.0%	$278,903	67.3%	$498,765	65.3%

[7] Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended		Guidance
	September 30,		September 30,		Full Year 2021E
	2021	2020	2021	2020
Income (Loss) Before Income Taxes	$26,464	$(3,792)	$92,874	$51,230
Adjustments:
Net unrealized (gains)/losses on equity securities	3,759	(1,991)	3,024	2,162
Net realized (gains)/losses on investments	(4,319)	(53,827)	(5,357)	(54,294)
Interest Expense	39	16	97	85
Total Adjustments	(521)	(55,802)	(2,236)	(52,047)
Non-GAAP Adjusted Operating Income (Loss)	$25,943	$(59,594)	$90,638	$(817)

GAAP Diluted EPS	$0.64	$(0.10)	$2.19	$1.14	$ 2.75 - 3.00
Adjustments:
Net unrealized (gains)/losses on equity securities	0.12	(0.06)	0.09	0.07	—
Net realized (gains)/losses on investments	(0.14)	(1.70)	(0.17)	(1.69)	—
Total Pre-Tax Adjustments	(0.02)	(1.76)	(0.08)	(1.62)	—
Income Tax on Above Adjustments	0.01	0.43	0.02	0.40	—
Total Adjustments	(0.01)	(1.33)	(0.06)	(1.22)	—
Non-GAAP Adjusted EPS	$0.63	$(1.43)	$2.13	$(0.08)	$ 2.75 - 3.00